UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 22, 2012 (March 16, 2012)

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2012, prior to the execution of restricted stock agreements and performance unit award agreements by and between Carbon Natural Gas Company (“Carbon” or the “Company”) and the recipients of the awards granted under Carbon’s 2011 Stock Incentive Plan (the “Plan”), the Board of Directors modified the terms of the Performance Unit Award Agreements governing the terms and conditions of the performance unit awards, including the performance units awarded to the President and Chief Executive Officer, the Chief Financial Officer and the Senior Vice President of Nytis Exploration Company LLC (a subsidiary of Carbon).  The modifications involved the inclusion of an additional forfeiture restriction providing that even if the performance objectives are achieved, the recipient will forfeit earned performance units if, prior to a change in control (as such is defined in the performance unit award agreement), he or she ceases for any reason (other than death, disability or due to an involuntary termination) to be employed by the Company or a subsidiary of the Company.

The foregoing is not a complete description of all the terms and conditions of the modified performance unit award agreements and is qualified in its entirety by the full text of the modified performance unit award agreements, a form of which is incorporated as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Form of modified Performance Unit Award Agreement pursuant to the Carbon Natural Gas Company 2011 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald,
President and CEO

Dated: March 22, 2012